Exhibit 10.3

SPLIT-DOLLAR AGREEMENT

THIS SPLIT-DOLLAR AGREEMENT (“Agreement”) made and entered into as of this 21st day of August, 2009, by and between HAWK CORPORATION, a Delaware corporation with principal offices and place of business in the State of Ohio (the “Corporation”), and B. CHRISTOPHER DISANTIS, an individual residing in the State of Ohio (the “Employee”).

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Corporation;

WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death under a policy of life insurance insuring his life (the “Policy”), that is described in Exhibit A attached hereto and by this reference made a part hereof, and that is being issued by Pacific Life Insurance Company (the “Insurer”);

WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee on the terms and conditions hereinafter set forth;

WHEREAS, the Corporation is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

WHEREAS, the Corporation wishes to retain such ownership rights in order to secure the repayment of the amounts that it will pay toward the premiums on the Policy.

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. Purchase of Policy. The Corporation shall, contemporaneously herewith, purchase the Policy from the Insurer in the total face amount of $2,000,000. The parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy filed with the Insurer, which endorsement shall be consistent with the terms and conditions of this Agreement. In the event of any inconsistency between the terms and conditions set forth in this Agreement and the endorsement, the terms and conditions set forth in this Agreement shall govern.

2. Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

3. Election of Settlement Option and Beneficiary. The Employee may select the settlement option for payment of the death benefit provided under the Policy and the beneficiary or beneficiaries to receive the portion of policy proceeds to which the Employee is entitled hereunder, and to change either or both of those selections from time to time, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation shall execute and deliver to the Insurer the forms necessary to elect the requested settlement option and/or to designate the requested person, persons or entity as the beneficiary or beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation or election without the express written consent of the Employee.

4. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, which amount shall be computed in accordance with applicable regulations of the Internal Revenue Service.

5. Designation of Policy Beneficiary/Endorsement. Contemporaneously with the execution of this Agreement, the Corporation has executed a beneficiary designation form and/or an endorsement to the Policy, under the form used by the Insurer for such designations, in order to secure the Corporation’s recovery of the amount of the premiums on the Policy paid by the Corporation hereunder. Such beneficiary designation or endorsement shall not be terminated, altered or amended by the Corporation, without the express written consent of the Employee. The parties hereto agree to take all action necessary to cause such beneficiary designation or endorsement to conform to the provisions of this Agreement.

6. Limitations on Corporation’s Rights in Policy. Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel the Policy, nor change the beneficiary designation provision thereof, without, in any case, the express written consent of the Employee.

7. Policy Loans. The Corporation may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan, including accumulated interest thereon, shall not exceed the greater of (i) the amount of the premiums on the Policy paid by the Corporation hereunder, or (ii) the cash surrender value of the Policy (as defined therein) as of the date to which premiums have been paid. Interest charges on such loan shall be paid by the Corporation. If the Corporation so encumbers the Policy, other than by a policy loan from the Insurer, then, upon the death of the Employee or upon the election of the Employee hereunder to purchase the Policy from the Corporation, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.

8. Collection of Death Proceeds.

a. Upon the death of the Employee, the Corporation shall cooperate with the beneficiary or beneficiaries designated by the Employee to take whatever action is necessary to collect the death benefit provided under the Policy. When such benefit has been collected and paid as provided herein, this Agreement shall terminate.

b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the greater of the total amount of the premiums paid by it hereunder or the then cash surrender value of the Policy, reduced by any indebtedness against the Policy existing at the death of the Employee (including any interest due on such indebtedness). The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Corporation at the direction of the Employee until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Employee’s beneficiary or beneficiaries shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

9. Termination of the Agreement during the Employee’s Lifetime.

a. This Agreement shall terminate, during the Employee’s lifetime, without notice, upon the occurrence of any of the following events: (i) total cessation of the Corporation’s business; (ii) bankruptcy, receivership or dissolution of the Corporation; or (iii) termination of Employee’s employment by the Corporation (other than for reason of Employee’s death or Employee becoming mentally or physically disabled). The phrase “mentally or physically disabled” shall have the meaning ascribed to it in the Employment Agreement between the Corporation (or its affiliate) and the Employee dated August 14, 2006, as thereafter amended from time to time.

b. In addition, the Employee may terminate this Agreement by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

10. Disposition of the Policy on Termination of the Agreement during the Employee’s Lifetime.

a. For sixty (60) days after the date of the termination of this Agreement during the Employee’s lifetime, the Employee shall have the assignable option to purchase the Policy from the Corporation. The purchase price for the Policy shall be the greater of the total amount of the premium payments made by the Corporation hereunder or the then cash surrender value of the Policy, less any indebtedness secured by the Policy which remains outstanding as of the date of such termination, including interest on such indebtedness. Upon receipt of such amount, the Corporation shall transfer all of its right, title and interest in and to the Policy to the Employee or his assignee, by the execution and delivery of an appropriate instrument of transfer.

b. If the Employee or his assignee fails to exercise such option within such sixty (60) day period, then the Corporation may enforce its right to be repaid for the premiums which it paid hereunder by surrendering or canceling the Policy for its cash surrender value, or it may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions hereof. Thereafter, neither the Employee, his assignee nor their heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

c. To ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time (collectively, “Section 409A”), in no event shall the purchase by the Employee of the Policy provided for in Section 10(a) above occur later than the 15th day of the third month following the calendar year in which this Agreement was terminated.

11. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.

12. Assignment by Employee.

a. Notwithstanding any provision hereof to the contrary, the Employee shall have the right to absolutely and irrevocably assign by gift all of his right, title and interest in and to this Agreement and to the Policy to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof. Upon receipt of such written assignment executed by the Employee and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Employee’s assignee as the sole owner of all of the Employee’s right, title and interest in and to this Agreement and in and to the Policy. Thereafter, the Employee shall have no right, title or interest in and to this Agreement or the Policy, all such rights being vested in and exercisable only by such assignee.

b. To ensure compliance with Section 409A, in the event that (i) the assignee terminates this Agreement in accordance with Section 9(b) above and (ii) elects to exercise the option to purchase the Policy from the Corporation in accordance with Section 10(a) above, the assignee’s purchase of the Policy in accordance with Section 10(a) must occur no later than the 15th day of the third month following the calendar year in which this Agreement was terminated.

13. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

b. (1) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Chairman of the Board of the Corporation at its then principal place of business.

(2) Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (i) the specific reason or reasons for such denial; (ii) the specific reference or pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

(3) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation’s determination by the Secretary of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation’s determination.

(4) Review of Decision. Within sixty (60) days after the Secretary’s receipt of a request for review, he or she will review the Corporation’s determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

14. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

16. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

17. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio.

18. Section 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.

(b) If the Employee is a “specified employee” (as defined in Section 409A), as determined by the Corporation in accordance with Section 409A, on the date of termination of the Employee’s employment, to the extent that the payments or benefits under this Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of such amounts to which the Employee is entitled under this Agreement, exclusive of any amount that is permitted to be distributed under U.S. Treasury Regulations § 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 18(b) shall be paid or distributed to the Employee in a lump sum on the earlier of (i) the date that is six (6) months following termination of the Employee’s employment, (ii) the date of the Employee’s death or (iii) the earliest date as is permitted under Section 409A. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in triplicate, as of the day and year first above written.

HAWK CORPORATION

By:/s/ Ronald E. Weinberg

Ronald E. Weinberg, Chairman

/s/ B. Christopher DiSantis

B. Christopher DiSantis

“Employee”

EXHIBIT A

The following life insurance policy is subject to the attached Split-Dollar Agreement:

Insurer:	Pacific Life Insurance Company
Insured:	B. Christopher DiSantis
Policy Number:	VF51871570
Face Amount:	$2,000,000
Dividend Option:	None (universal life policy)
Date of Issue:	July 28, 2009

EXHIBIT B

IRREVOCABLE ASSIGNMENT OF SPLIT-DOLLAR AGREEMENT

THIS ASSIGNMENT, dated this        day of—,       .

WITNESSETH THAT:

WHEREAS, the undersigned (the “Assignor”) is the Employee party to that certain Sp1it Dollar Agreement (the “Agreement”), dated as of , 2009 by and between the undersigned and HAWK CORPORATION (the “Corporation”), which Agreement confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor’s life;

WHEREAS, pursuant to the provisions of said Agreement, the Assignor retained the right, exercisable by the execution and delivery to the Corporation of a written form of assignment, to absolutely and irrevocably assign all of the Assignor’s right, title and interest in and to said Agreement to an assignee; and

WHEREAS, the Assignor desires to exercise said right:

NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to      (the “Assignee”) all of the Assignor’s right, title and interest in and to the Agreement and said policies of insurance, intending that, from and after this date, the Agreement be solely between the Corporation and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.

B. Christopher DiSantis, Assignor

ACCEPTANCE OF ASSIGNMENT

The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein in and to the Agreement, by and between such Assignor and the Corporation, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Agreement, as if the original employee party thereto.

“Assignee”

Dated:

CONSENT TO ASSIGNMENT

The undersigned Corporation hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the Agreement, by and between the Assignor and the Corporation, to the Assignee designated therein. The undersigned Corporation hereby agrees that, from and after the date hereof, the undersigned Corporation shall look solely to such Assignee for the performance of all obligations under said Agreement which were heretofore the responsibility of the Assignor, shall allow all rights and benefits provided therein to the Assignor to be exercised only by said Assignee, and shall hereafter treat said Assignee in all respects as if the original employee party thereto.

HAWK CORPORATION

By:

Dated: